EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-64302, 333-104071, 333-118992, 333-123364, 333-132492, and 333-141264) of our reports dated March 14, 2008, relating to the consolidated financial statements and financial statement schedule of MoSys, Inc. as of December 31, 2007 and for the year then ended and the effectiveness of internal control over financial reporting as of December 31, 2007, which appear in MoSys, Inc.’s Annual Report on Form 10-K.

/s/ Burr, Pilger & Mayer LLP
San Jose, California
March 14, 2008